SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
July 16, 2010

DRINKS AMERICAS HOLDINGS, LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-55254-10	87-0438825
State of Incorporation	Commission File Number	IRS Employer I.D. Number

372 Danbury Road, Suite 163, Wilton, Connecticut 06897
Address of principal executive offices

Registrant's telephone number: (203) 762-7000

(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Item 8.01. Other Events

In October 2009, James Sokol, a former salesperson for the Company, filed suit (the “Suit”) against Drinks Americas Holdings, Ltd. (the “Company”) and its Chief Executive Officer in the Superior Court for the Judicial District of Fairfield at Bridgeport (Docket Number CV 09 5027925 S) claiming unpaid compensation of $256,000.00.  The maximum exposure to the Company and its CEO under the Suit was approximately $520,000.00 for double damages plus attorney's fees and costs.  As of November 30, 2009, the Company pledged 15,000,000 shares of Company common stock (the “Settlement Stock”) in lieu of a prejudgment remedy that the Plaintiff had sought against the Company and its Chief Executive Officer.

On July 12, 2010, the Company and Mr. Sokol reached a settlement of the Suit pursuant to which Mr. Sokol withdrew the Suit on July 16, 2010 and thereafter returned the 15,000,000 shares of Company common stock representing the Settlement Stock to the Company.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2010

DRINKS AMERICAS HOLDINGS, LTD.

By:	/s/ J. Patrick Kenny
J. Patrick Kenny, President and CEO